EXHIBIT 99.01

KANA Software Announces Preliminary Fourth Quarter 2006 Financial Results

- Conference Call Scheduled at 4:30 P.M. Eastern Standard Time –

MENLO PARK, Calif.—January 8, 2007—KANA Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced that the company expects total revenues for the fourth quarter of 2006 will be between $14.0 million and $14.2 million, an increase of approximately 23% year over year and 7% over the third quarter of 2006. Approximately $5.7 million is expected to be recognized as fourth quarter license revenue, a gain of 120% over last year and 30% above the third quarter.

The Company has cash and short-term investments of approximately $5.7 million at December 31, 2006, compared to $4.6 million at September 30, 2006.

“Our business was affected by a few sizeable license transactions that were not completed by quarter end,” said Michael Fields, CEO of KANA. “Although we are disappointed with not achieving our guidance, we did close a significant million-dollar plus transaction in the fourth quarter. We are also pleased to see sequential revenue improvement as well as improved transaction flow with an increased number of license transactions this quarter. It is clearly a challenge to manage the timing of some of the larger transactions. In the future, we plan to take a more conservative approach with respect to factoring in large transactions.”

“Overall, we continue to believe that we are well positioned given the strength of our products and partners, the market opportunity and the confidence that customers have in the value of KANA’s solutions. We are extremely pleased with the progress we made during 2006, including re-building the sales and sales management teams to capitalize on this opportunity in 2007,” Fields concluded.

Conference Call

KANA will host a conference call today, Monday, January 8, 2007 at 4:30 p.m. Eastern Standard Time (EST). The conference call is available via Web cast and can be accessed live, and after the call, at the Investor Relations section of KANA Software’s Web site at www.kana.com, or 617-786-2960 Passcode: 9863-5322. A replay of the Webcast will be available within 24 hours or by dialing 617-801-6888, Pin Number: 6092-1706.

KANA plans to release final results for the fourth quarter and year ended December 31, 2006 in February, and will announce the specific date and conference call information in the coming weeks.

All statements relating to the Company’s fourth quarter financial performance contained in this release are preliminary and may change based on the Company’s management and independent auditors completion of customary quarterly closing and review procedures.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about demand for multi-channel customer service solutions, and KANA’s growth and success. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

Investors:

Market Street Partners

Carolyn Bass, Zach Barnes, 415-445-3232

kana@marketstreetpartners.com

or

Press/Media:

PAN Communications

Ed Hadley, 978-474-1900

kana@pancomm.com